                                                                    EXHIBIT 4.19


                           CERTIFICATE OF ELIMINATION

                                       OF

                           CONVERTIBLE PREFERRED STOCK

                                       OF

                             THE CERPLEX GROUP, INC.

                         -------------------------------

                        Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware

                         -------------------------------


               THE CERPLEX GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Restated Certificate of Incorporation, as amended, of the Corporation, the following resolutions were duly adopted by the vote of a majority of the Board of Directors of the Corporation in attendance at a meeting on November 4, 1998 at which a quorum was present.

               Elimination of Convertible Preferred Stock
               ------------------------------------------

               WHEREAS, no shares of the series of the Corporation's Preferred Stock designated as Convertible Preferred Stock, $.01 par value ("Convertible Preferred Stock"), are outstanding;

               WHEREAS, the Board of Directors of the Corporation desires that no such shares will be issued subject to the certificate of designations, preferences and rights previously filed with respect to such series of Preferred Stock; and

               WHEREAS, the Board of Directors of the Corporation desires to eliminate from the Certificate of Incorporation of the Corporation all matters set forth in such certificate of designations, preferences and rights with respect to such series of Preferred Stock.

               Now therefore, be it:

               RESOLVED, that no shares of the series of the Corporation's Preferred Stock designated as Convertible Preferred Stock will be issued pursuant to the respective certificates of designations, preferences and rights previously filed with respect to such series of Preferred Stock and that all matters set forth in the certificates of designations, preferences and rights with respect to such series of Preferred Stock shall be eliminated from the Certificate of Incorporation of the Corporation upon filing of this Certificate of Elimination in accordance with the General Corporation Law of the State of Delaware ("DGCL").

                                    * * * * *

               IN WITNESS WHEREOF, this Certificate of Designation, Preferences and Rights has been executed by the Corporation this 15th day of December 1998 by a duly authorized officer.


                                       THE CERPLEX GROUP, INC.



                                       By: /s/ Steven L. Korby
                                       -----------------------------------------
                                       Name: Steven L. Korby
                                       Title: Executive Vice President


                                       3